Exhibit 6.3

Compositional Analysis

for

Ziyen Inc

2A

RFLA 201703638

FINAL REPORT

The analyses, opinions or interpretations in this report are based on observations and material supplied by the client to whom, and for whose exclusive and confidential use, this report is made. The interpretations or opinions expressed represent the best judgement of Core Laboratories (U.K.) Limited, (all errors and omissions excepted); but Core Laboratories (U.K.) Limited and its officers and employees assume no responsibility and make no warranty or representations as to the productivity, proper operation or profitability of any oil, gas or any other mineral well formation in connection with which such report is used or relied upon.

Petroleum Services Division

Core Laboratories (U.K.) Limited

Advanced Technology Centre

Howe Moss Drive, Kirkhill Industrial Estate, Dyce, Aberdeen AB21 0GL

Tel: +44 (0) 1224 421000 Fax: +44 (0) 1224 421003 Web: http://www.corelab.com

Petroleum Services Division

Core Laboratories (U.K.) Limited

Advanced Technology Centre

Howe Moss Drive

Kirkhill Industrial Estate

Dyce, Aberdeen AB21 0GL

Tel: +44 (0) 1224 421000

Fax: +44 (0) 1224 421003

Web: http://www.corelab.com

3rd October 2017

Ziyen Inc.

1623 Central Avenue

Cheyenne

Wyoming 82001

USA

Attention: Mr. Shane Fraser

Dear Sir,

Subject: Compositional Analysis; well 2A: Ziyen Inc; our file RFLA 201703638

On 29th September 2017 one atmospheric oil sample collected from the subject well was delivered to our Aberdeen laboratory. The sample was subject to compositional analyses as specified by Ziyen Inc. Presented in the following report are the final results of all analyses.

Please note that the sample will remain at Core Laboratories (U.K.) Limited for a period of one month at which time it will be returned to Ziyen Inc Inverness unless otherwise instructed in writting by Ziyen Inc.

Core Laboratories (U.K.) Limited are very pleased to have been of service to Ziyen Inc. in this work. Should any questions arise concerning the data presented in this report, or if Core Laboratories (U.K.) Limited may be of assistance in any other matter, please do not hesitate to contact us.

Yours sincerely,

Core Laboratories (U.K.) Limited

/s/ Donald McNeil
Donald McNeil
RFL Supervisor

FINAL REPORT

Ziyen Inc	FINAL REPORT
2A	RFLA 201703638

Table of Contents

Page

Section A - Summary of Analysis Methods

Summary of analysis methods	A.1

Section B - Compositional Analysis

Compositional analysis of atmospheric oil sample to C36+	B.1-B.2

Chromatographic profile of atmospheric oil sample	B.3

Section C - Appendix

Data used in liquid compositional calculations	C.1

Core Laboratories (U.K.) Limited
Advanced Technology Centre

Ziyen Inc	FINAL REPORT
2A	RFLA 201703638

Section A - Summary of Analysis Methods

Core Laboratories (U.K.) Limited
Advanced Technology Centre

Ziyen Inc	FINAL REPORT
2A	RFLA 201703638

Summary of Analysis Methods

Stabilised Liquid Compositions

The stabilised liquid composition was determined by temperature programmed high resolution capillary gas chromatography utilising a cold-on-column injection technique.

Calculation of Molar Compositions and Residual Fraction Properties

The molar compositions and residual fraction properties are calculated entities, which are derived using the measured weight % distribution and molecular weight and density properties for the carbon number groups present.

There are four main ways to calculate a molar composition:

i. balanced to a flashed liquid measured molecular weight and density using pseudo component properties. This results in compositions which calculate the residual fraction properties by material balance such that the calculated whole liquid molecular weight and density equals that which was measured. The flashed liquid density is measured by digital densitometer in accordance with IP Method 365. The flashed liquid molecular weight is determined using an in-house method utilising the depression of the freezing point of Benzene.

ii. not balanced to a measured molecular weight using pseudo component properties. In this case, a residual fraction molecular weight and density is assigned and the calculated whole oil molecular weight and density will not necessarily equal that which was measured (un-balanced). The assigned properties are derived from systematic approach using a linear regression technique. The log mole % versus mole weight is plotted for carbon number groups C20-C35 and extrapolated to zero mole %. The mid point molecular weight between the last defined component C35 and zero composition is assigned as the C36+ molecular weight. The density corresponding to the mid point molecular weight is taken from published property tables (Katz and Firoozabadi) and assigned as the C36+ value.

iii. calculated from measured (not pseudo component) data using properties measured on distillation fractions. In this case the residual fraction properties can also be measured.

iv. calculated from pseudo component data using properties taken from published property tables (Katz and Firoozabadi).

In the context of this analysis the molar composition of the atmospheric oil sample was calculated using approach i

Water Content by Karl Fischer Technique (IP 356)

A weighed representative portion of the flashed liquid was injected into a titration vessel of a volumetric Karl Fischer apparatus containing a mixed solvent. The water present was titrated to a potentiometric end point using Karl Fischer reagent. The test was repeated to confirm the initial result.

Core Laboratories (U.K.) Limited
Advanced Technology Centre	A.1

Ziyen Inc	FINAL REPORT
2A	RFLA 201703638

Section B - Compositional Analysis

Core Laboratories (U.K.) Limited
Advanced Technology Centre

Ziyen Inc	FINAL REPORT
2A	RFLA 201703638

Compositional Analysis of Atmospheric Oil Sample to C36+

	Component	Mole %	Weight %
H2	Hydrogen	0.000	0.000
CO2	Carbon dioxide	0.000	0.000
N2	Nitrogen	0.000	0.000
C1	Methane	0.032	0.002
C2	Ethane	0.086	0.010
C3	Propane	0.029	0.005
iC4	i-Butane	0.036	0.008
nC4	n-Butane	0.134	0.030
C5	neo-Pentane	0.000	0.000
iC5	i-Pentane	0.238	0.066
nC5	n-Pentane	0.299	0.083
C6	Hexanes	1.324	0.439
	Me-Cyclo-pentane	0.262	0.085
	Benzene	0.010	0.003
	Cyclo-hexane	0.099	0.032
C7	Heptanes	3.459	1.334
	Me-Cyclo-hexane	0.773	0.292
	Toluene	0.062	0.022
C8	Octanes	6.494	2.855
	Ethyl-benzene	0.969	0.396
	Meta/Para-xylene	0.399	0.163
	Ortho-xylene	0.257	0.105
C9	Nonanes	5.701	2.814
	Tri-Me-benzene	0.333	0.154
C10	Decanes	7.122	3.900
C11	Undecanes	6.110	3.457
C12	Dodecanes	5.497	3.406
C13	Tridecanes	5.850	3.940
C14	Tetradecanes	4.934	3.608
C15	Pentadecanes	4.601	3.648
C16	Hexadecanes	3.752	3.206
C17	Heptadecanes	3.540	3.229
C18	Octadecanes	3.563	3.442
C19	Nonadecanes	3.162	3.201
C20	Eicosanes	2.668	2.824
C21	Heneicosanes	2.272	2.545
C22	Docosanes	2.197	2.579
C23	Tricosanes	1.892	2.315
C24	Tetracosanes	1.787	2.276
C25	Pentacosanes	1.590	2.111
C26	Hexacosanes	1.482	2.047
C27	Heptacosanes	1.327	1.910
C28	Octacosanes	1.264	1.888
C29	Nonacosanes	1.200	1.857
C30	Triacontanes	1.166	1.867
C31	Hentriacontanes	0.987	1.633
C32	Dotriacontanes	0.864	1.477
C33	Tritriacontanes	0.794	1.400
C34	Tetratriacontanes	0.749	1.361
C35	Pentatriacontanes	0.638	1.194
C36+	Hexatriacontanes plus	7.996	24.781

	Totals:	100.000	100.000

Core Laboratories (U.K.) Limited
Advanced Technology Centre	B.1

Ziyen Inc	FINAL REPORT
2A	RFLA 201703638

Compositional Analysis of Atmospheric Oil Sample to C36+

Calculated Residue Properties

C7+
Mole%	97.822
Molecular Weight (g mol-1)	264
Density at 60°F (g cm-3)	0.8788

C11+
Mole%	71.882
Molecular Weight (g mol-1)	315
Density at 60°F (g cm-3)	0.9050

C20+
Mole%	30.873
Molecular Weight (g mol-1)	472
Density at 60°F (g cm-3)	0.9554

C36+
Mole%	7.996
Molecular Weight (g mol-1)	806
Density at 60°F (g cm-3)	1.0561

Calculated Whole Sample Properties

Average mole weight (g mol-1)	260

Density at 60°F (g cm-3) [Measured]	0.8767

Entrained water content (wt%)	0.08

Core Laboratories (U.K.) Limited
Advanced Technology Centre	B.2

Ziyen Inc	FINAL REPORT
2A	RFLA 201703638

Chromatographic Profile of Atmospheric Oil Sample

Response
Retention time
nC4
nC5
nC6
nC7
nC8
nC9
nC10
nC11
nC12
nC13
nC14
nC15
nC16
nC19
nC20
nC21
nC22
nC23
nC24
nC25
nC26
nC27
nC28
nC29
nC30
nC31
nC32
nC33
nC34
nC35
nC36
iC5
C2
CS2
MCP
Benz
Cyc-C6
Tol
MCH
C8(1)
C9(1)
C9(2)
C10(1)
E-B
M/P-X
O-X
TMB

Core Laboratories (U.K.) Limited
Advanced Technology Centre	B.3

Ziyen Inc	FINAL REPORT
2A	RFLA 201703638

Section C - Appendix

Core Laboratories (U.K.) Limited
Advanced Technology Centre

Ziyen Inc	FINAL REPORT
2A	RFLA 201703638

Data Used in Liquid Compositional Calculations

		Mole Weight	Density			Mole Weight	Density
Component		(g mol-1)	(g cm-3 at 60°F)	Component		(g mol-1)	(g cm-3 at 60°F)

Hydrogen	****	2.016	N/A	Undecanes	***	147	0.7890
Helium	**	4.003	N/A	Dodecanes	***	161	0.8000
Hyd. sulphide	**	34.081	0.8006	Tridecanes	***	175	0.8110
Carbon Dioxide	**	44.010	0.8172	Tetradecanes	***	190	0.8220
Nitrogen	**	28.013	0.8086	Pentadecanes	***	206	0.8320
Methane	**	16.043	0.2997	Hexadecanes	***	222	0.8390
Ethane	**	30.070	0.3558	Heptadecanes	***	237	0.8470
Propane	**	44.096	0.5065	Octadecanes	***	251	0.8520
i-Butane	**	58.122	0.5623	Nonadecanes	***	263	0.8570
n-Butane	**	58.122	0.5834	Eicosanes	***	275	0.8620
i-Pentane	**	72.149	0.6238	Heneicosanes	***	291	0.8670
n-Pentane	**	72.149	0.6305	Docosanes	***	305	0.8720
Hexanes	*	86.18	0.6631	Tricosanes	***	318	0.8770
Me-cyclo-pentane	*	84.16	0.7533	Tetracosanes	***	331	0.8810
Benzene	*	78.11	0.8820	Pentacosanes	***	345	0.8850
Cyclo-hexane	*	84.16	0.7827	Hexacosanes	***	359	0.8890
Heptanes	*	100.20	0.6875	Heptacosanes	***	374	0.8930
Me-cyclo-hexane	*	98.19	0.7740	Octacosanes	***	388	0.8960
Toluene	*	92.14	0.8734	Nonacosanes	***	402	0.8990
Octanes	*	114.23	0.7063	Triacontanes	***	416	0.9020
Ethyl-benzene	*	106.17	0.8735	Hentriacontanes	***	430	0.9060
Meta/Para-xylene	*	106.17	0.8671	Dotriacontanes	***	444	0.9090
Ortho-xylene	*	106.17	0.8840	Tritriacontanes	***	458	0.9120
Nonanes	*	128.26	0.7212	Tetratriacontanes	***	472	0.9140
1-2-4-T-M-benzene	*	120.19	0.8797	Pentatriacontanes	***	486	0.9170
Decanes	*	142.28	0.7335

Data Source Refs :

*	ASTM Data Series Publication DS 4B (1991) - Physical Constants of Hydrocarbon and Non-Hydrocarbon Compounds.

**	GPA Table of Physical Constants of Paraffin Hydrocarbons and Other Components of Natural Gas GPA 2145-09.

***	Journal of Petroleum Technology, Nov 1978, Pages 1649-1655.

Predicting Phase Behaviour of Condensate/Crude Oil Systems Using Methane Interaction Coefficients - D.L. Katz & A. Firoozabadi.

****	NIST Database (September 2016).

Note:

The residue mole weight and density values (e.g. heptanes plus, undecanes plus, eicosanes plus) are calculated so that the calculated average mole weights and densities correspond with the measured values. This can lead to anomalous residue mole weights and densities where the Katz and Firoozabadi values may not be suitable for the isomer groups detected.

Core Laboratories (U.K.) Limited
Advanced Technology Centre	C.1

Ziyen Inc	FINAL REPORT
2A	RFLA 201703638

Report prepared by	Report approved by

/s/ Adam Meldrum	/s/ Donald McNeil
Adam Meldrum	Donald McNeil
Project Co-ordinator	RFL Supervisor

Core Laboratories (U.K.) Limited
Advanced Technology Centre